Exhibit 99.2

Nasdaq: SFNC 3 rd Quarter 2022 Earnings Presentation Contents 3 Q3 Highlights 4 Q3 Results Overview 10 Loans 13 Deposits, Liquidity, Securities, Interest Rate Sensitivity & Capital 19 Credit Quality 22 Key Takeaways 24 Appendix

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements . Certain statements by Simmons First National Corporation (the “Company”, which where appropriate includes the Company’s wholly - owned banking subsidiary, Simmons Bank) contained in this presentation may not be based on historical facts and should be considered "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," “believe,” “continue,” "estimate," "expect," "foresee,“ “indicate,” “plan,” “potential,” “project,” “target,” "may," "might," "will," "would," "could,“ “should,” “likely” or "intend," future or conditional verb tenses, and variations or negatives of such terms or by similar expressions . These forward - looking statements include, without limitation, statements relating to the Company’s future growth ; business strategies ; product development ; revenue ; expenses (including interest expense and non - interest expenses) ; assets ; loan demand (including loan growth, loan capacity, and other lending activity) ; asset quality ; profitability ; earnings ; critical accounting policies ; accretion ; net interest margin ; noninterest revenue ; the Company's common stock repurchase program ; adequacy of the allowance for credit losses ; income tax deductions ; credit quality ; level of credit losses from lending commitments ; net interest revenue ; interest rate sensitivity (including, among other things, the potential impact of rising rates) ; loan loss experience ; liquidity ; capital resources ; future economic conditions and market risk ; interest rates ; the expected benefits, milestones, timelines, and costs associated with the Company’s merger and acquisition strategy and activity ; the Company’s ability to recruit and retain key employees ; increases in the Company’s security portfolio ; legal and regulatory limitations and compliance and competition ; anticipated loan principal reductions ; plans for investments in and cash flows from securities ; projections regarding securities investments ; the interest rate sensitivity estimates noted on slide 16 ; digital bank initiatives ; and dividends . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation in that actual results could differ materially from those indicated in or implied by such forward - looking statements due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy ; the availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; the effect of steps the Company takes in response to the COVID - 19 pandemic ; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein ; the effects of the pandemic on, among other things, the Company’s operations, liquidity, and credit quality ; changes in general market and economic conditions ; increased unemployment ; labor shortages ; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation ; the ability of the Company to collect amounts due under loan agreements ; changes in consumer preferences and loan demand ; effectiveness of the Company's interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; the ability of the Company to repurchase its common stock on favorable terms ; the ability of the Company to successfully manage and implement its acquisition strategy and integrate acquired institutions ; difficulties and delays in integrating an acquired business or fully realizing cost savings and other benefits of mergers and acquisitions (including Spirit) ; changes in interest rates, deposit flows, real estate values, and capital markets ; inflation ; customer acceptance of the Company's products and services ; changes or disruptions in technology and IT systems (including cyber threats, attacks and events) ; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL) ; the benefits associated with the Company’s early retirement program ; political crises, war, and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events ; increased competition ; changes in governmental policies ; and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the U . S . Securities and Exchange Commission, including, without limitation, the Company’s Form 10 - K for the year ended December 31 , 2021 . Any forward - looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this presentation . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Non - GAAP Financial Measures . This presentation contains financial information determined by methods other than in accordance with U . S . generally accepted accounting principles (“GAAP”) . The Company’s management uses these non - GAAP financial measures in their analysis of the Company’s performance . These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax - exempt, as well as exclude from net income (including on a per share diluted basis), pre - tax, pre - provision earnings, net charge - offs, income available to common shareholders, non - interest income, and non - interest expense certain income and expense items attributable to merger activity (primarily including merger - related expenses), gains and/or losses on sale of branches, net branch right - sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property . In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets . The Company further presents certain figures that are exclusive of the impact of Paycheck Protection Program (“PPP”) loans, deposits and/or loans acquired through the Spirit of Texas Bancshares, Inc . acquisition, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities . The Company’s management believes that these non - GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects . Management, therefore, believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non - GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation .

3 Q3 22 Highlights Q 3 net income $80.6M Adjusted earnings (1) of $82.3M 1 Earnings per share $0.63 Adjusted EPS (1) of $0.64 1 Q 3 financial performance further demonstrates our ability to produce organic growth and the geographic diversity of our franchise Total revenue was $236.6M +5% vs Q2 2 Revenue growth was strong and well balanced . Net interest income increased 5 % and noninterest income increased 7 % linked quarter . Coupled with well contained expense growth, the efficiency ratio (1) improved to 54 . 41 % Pre - provision net revenue (1) $97.7M Adjusted PPNR (1) of $100.0M Unfunded commitments $5.1B 78% tied to variable rates 3 Solid balance sheet growth with loans up 3 % and deposits up 1 % linked quarter . Credit quality metrics remain at historically low levels and reflect conservative credit culture and 2019 decision to de - risk certain elements of acquired loan portfolios NPL coverage ratio at 342% NPAs/total assets at 23 bps Capital returned in Q 3 $69.2M via share repurchases + cash dividend 4 Prudently utilizing share repurchase program, coupled with cash dividends, to return excess capital to shareholders while maintaining regulatory capital ratios above “well capitalized” guidelines Total risk - based capital ratio 14.08% and CET1 ratio of 11.73% Linked quarter comparisons reflect percentage change between Q322 and Q222 referenced figures (1) Non - GAAP measures that management believes aids in the discussion of results. See Appendix for Non - GAAP reconciliation

Q3 22 Results Overview

Q3 22 Financial Highlights

Summary Income Statement $ in millions, except per share data	Q3 22	Q2 22	Q3 21	% Change vs Q2 22	% Change vs Q3 21
Net interest income	193.6	185.1	145.2	5	33
Noninterest income	43.0	40.3	43.3	7	(1)
Total revenue, excluding securities gain (loss)	**236.6**	**225.4**	**188.5**	**5**	**26**
Noninterest expense	138.9	156.8	114.3	(11)	22
Pre-provision net revenue[(1)]	**97.7**	**68.6**	**74.2**	**42**	**32**
Gain (loss) on sale of securities	0.0	(0.2)	5.2	NM	NM
Provision for (recapture of) credit losses on loans	0.1	33.9	(19.9)	NM	NM
Provision for income taxes	17.0	7.2	18.8	137	(10)
Net income	**$ 80.6**	**$ 27.5**	**$ 80.6**	**194 %**	**- %**
Diluted EPS	**$ 0.63**	**$ 0.21**	**$ 0.74**	**200 %**	**(15) %**
Impact of certain items:					
Day 2 CECL provision	*$ -*	*$ 33.8*	*$ -*		
Merger related costs	*1.4*	*19.1*	*1.4*		
Branch right sizing costs	*1.2*	*0.4*	*(3.0)*		
Loss from early retirement of TruPS	*0.4*	*-*	*-*		
Gain on sale of intellectual property	*(0.8)*	*-*	*-*		
Tax effect [(2)]	*(0.6)*	*(14.0)*	*0.4*		
Total impact on earnings	*$ 1.7*	*$ 39.3*	*($1.2)*		
Adjusted pre-provision net revenue[(1)]	**$ 100.0**	**$ 88.1**	**$ 72.6**	**13 %**	**38 %**
Adjusted net income[(1)]	**$ 82.3**	**$ 66.8**	**$ 79.4**	**23**	**4 %**
Adjusted diluted EPS[(1)]	**$ 0.64**	**$ 0.52**	**$ 0.73**	**23**	**(12) %**

Q3 Highlights (Q322 vs Q222)

+5% Increase in revenue

Revenue growth was balanced as net interest income increased 5% and noninterest income increased 7%

Well controlled expense growth

Noninterest expense on a reported basis decreased 11%. Excluding merger-related costs and certain other items, adjusted noninterest expense[(1)] decreased 1%

Positive operating leverage

Pre-provision net revenue (PPNR)[(1)] up 42%

Excluding merger related costs and certain other items, adjusted PPNR[(1)] was up 13%

Revenue growth coupled with decline in expenses drives 308 basis point improvement in efficiency ratio[(1)] to 54.4%

Returned $69.2 million of capital to shareholders during Q3

$45.1 million of common stock repurchased
$24.1 million in cash dividends

Adjusted diluted EPS[(1)] of $0.64, up 23%

Note: Numbers may not add due to rounding NM – not meaningful
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation
(2) Effective tax rate of 26.135%

5

Net Interest Income and Margin (FTE)

Net Interest Income

$ in millions; FTE



+33%
$150.2
$158.7
$151.2
$191.2
$199.8
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Net Interest Margin

FTE (%)



NIM
NIM excluding PPP and accretion(1)
2.85
2.86
2.76
3.24
3.34
3.05
3.24
+10 bps
+19 bps
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Q3 Highlights

(Comparisons reflect 3Q22 vs 2Q22)

The increase in net interest income on a linked quarter basis was attributable to:

- 6% increase in average loans
- +32 bp increase in loan yield and +21 bp increase securities yield. Loan yield excluding PPP and accretion at 4.73%, up 45 bps
- Period end loan balance of $15.6 billion vs $15.3 billion average balance for the quarter provides a catalyst for future growth

Offset in part by:

- $17.3 million increase in interest expense, reflecting higher deposit costs as a result of rapidly rising interest rates
- $4.1 million decrease in accretion income from acquired loans
- $1.4 million decrease in PPP loans interest income

Remaining balance at quarter end of purchase accounting accretion totals $24.4 million

Net Interest Income Evolution

$ in millions; FTE



$191.2
$31.4
$(17.3)
$(5.5)
$199.8
Q2 22
Δ in Interest Income (FTE) ex PPP & Accretion
Δ in Interest Expense
Δ in Accretion & PPP Contribution
Q3 22

Loan, Securities & Deposits Yield/Rate

FTE (%)



4.76
4.58
4.34
4.54
4.86
+32 bps
+45 bps
1.77
1.74
1.86
2.08
2.29
+21 bps
0.20
0.17
0.14
0.18
0.47
+29 bps
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Loan Yield (FTE)
Cost of Deposits
Securities (FTE)
Adjusted Loan Yield (1) (2)

FTE – Fully taxable equivalent using an effective tax rate of 26.135%
PPP – Paycheck Protection Program
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation
(2) Adjusted loan yield excludes the impact of accretion and PPP

6

Noninterest Income

$ in millions	Q3 22	Q2 22	Q3 21	% Change vs Q2 22	% Change vs Q3 21
Service charges on deposit accounts	$12.6	$11.4	$ 11.6	10 %	9 %
Wealth management fees	8.6	7.2	7.9	19	9
Debit and credit card fees	7.7	8.2	7.1	(7)	8
Mortgage lending income	2.6	2.2	5.8	16	(55)
Bank owned life insurance	2.9	2.6	2.6	13	13
Other service charges and fees	2.1	1.9	2.0	11	6
Other	6.7	6.8	6.4	(3)	4
	43.0	40.3	43.3	7	(1)
Gain (loss) on sale of securities	-	(0.2)	5.2	NM	NM
Total noninterest income	**$43.0**	**$40.2**	**$48.6**	**7 %**	**(11) %**
Adjusted noninterest income [(1)]	**$42.7**	**$40.4**	**$43.5**	**6 %**	**(2) %**

Q3 Highlights

- Noninterest income totaled $43.0 million, compared to $40.2 million in Q2 22 and $43.3 million in Q3 21
- Included in Q3 21 results was $5.2 million gain on sale of securities
- Excluding securities gains (losses), noninterest income and adjusted noninterest income[(1)] were up 7% on a linked quarter basis
- Balanced growth as most fee-based businesses report QoQ and YoY increases
- The YoY decline in mortgage lending income is consistent with industry trends that have been negatively impacted by rising interest rates
- Decrease in debit and credit card fee reflects decline in interchange fees

Revenue Per Employee (FTE)



$70.7
$68.9
$69.4
$69.5
$64.9
$64.9
$69.7
$69.8
$73.8
$73.7
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Noninterest Income to Total Revenue



25.1%
23.1%
23.3%
23.5%
22.5%
22.5%
17.8%
17.9%
18.2%
18.1%
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Noninterest Income Per Employee (FTE)



$17.7
$15.9
$16.2
$16.3
$14.6
$14.6
$12.4
$12.5
$13.4
$13.3
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Note: Numbers may not add due to rounding NM – not meaningful FTE – Full-time equivalent
QoQ = 3Q22 vs 2Q22 YoY = 3Q22 vs 3Q21
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

7

Noninterest Expense

$ in millions	Q3 22	Q2 22	Q3 21	% Change vs Q2 22	% Change vs Q3 21
Salaries and employee benefits	$71.9	$74.1	$61.8	(3) %	16 %
Occupancy expense, net	11.5	10.7	9.0	7	28
Furniture and equipment	5.4	5.1	4.9	6	11
Deposit insurance	3.3	2.8	1.9	17	75
OREO and foreclosure expense	0.2	0.1	0.3	18	(50)
Contribution to Simmons First Foundation	-	1.6	-	(100)	-
Other	44.1	42.9	38.3	3	15
Merger related costs and certain items	2.6	19.4	(1.9)	NM	NM
Total noninterest expense	**$138.9**	**$156.8**	**$114.3**	**(11) %**	**22 %**
Adjusted noninterest expense [1]	**$136.4**	**$137.4**	**$116.2**	**(1) %**	**17 %**

Q3 Highlights

- Noninterest expense comparisons on a YOY basis are impacted by the acquisitions of Spirit of Texas Bancshares, Inc. (April 2022), Landmark Community Bank (October 2021) and Triumph Bancshares, Inc. (October 2021)
- Noninterest expense on a linked quarter basis decreased 11%, primarily due to merger related costs associated with the acquisition of Spirit of Texas Bancshares, Inc. Excluding merger related costs and certain other items, adjusted noninterest expense[1] declined 1%
- The decrease in adjusted noninterest expense on a linked quarter basis was driven by a decline in salaries and employee benefits reflecting incentive accrual adjustments and a $1.6 million contribution to the Simmons First Foundation Conservation Fund in the second quarter of 2022 that was not repeated in the third quarter. The contribution reflects a strategic decision to encourage customers to enroll in eStatements to avoid a paper statement fee.
- Positive operating leverage driven by strong revenue growth and good expense management, results in 308 bp improvement in the efficiency ratio[1] to 54.41%
- Adjusted noninterest expense[1] in-line with goal of 2% of average assets



Noninterest Expense as a Percentage of Total Average Assets
1.97%
2.00%
2.29%
2.06%
2.07%
2.02%
2.34%
2.05%
2.07%
2.03%
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Noninterest Expense
Adjusted Noninterest Expense (1)



Efficiency Ratio(1)
58.10%
59.48%
62.95%
57.49%
54.41%
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22



Employees (FTE)
2,740
2,877
2,893
3,233
3,206
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Note: Numbers may not add due to rounding NM – not meaningful FTE – full-time equivalent
QoQ = 3Q22 vs 2Q22 YoY = 3Q22 vs 3Q21
(1) Non-GAAP measures that management believes aids in the discussion of results. See appendix for Non-GAAP reconciliation

8

Digital: Investments in digital designed to attract more Gen Z and Millennial customers

Customer Transactions by Channel


Digital
+17%
66%
69%
Q4 21
Q3 22
Branch Transactions
Digital Transactions

Mobile Deposit Dollars


+15%
Q4 21
Q3 22

Avg Deposit Balance per Mobile Acct


+10%
Q4 21
Q3 22

Zelle® Volume (transactions)


+59%
+50%
+30%
Q4 21
Q1 22
Q2 22
Q3 22

Launched Coin Savings on July 11

More than 12% of all consumer savings accounts opened in Q3 were Coin Savings Accounts

63% of Coin Checking accounts opened in Q3 were by Gen Z and Millennials


Baby Boomer
Gen X
Gen Z
Millennial

Spend with Coin Checking. Earn with Coin Savings.

Coin was made for mobile—scan the code with your phone to get started. Link your Coin Checking account to a Coin Savings Account and earn 0.25% or 0.50% over our current rates[1]

Zelle and Zelle related marks are wholly owned by Early Warning Services, LLC and are used herein under license

(1) Certain terms and conditions apply and can be found on our website at https://www.simmonsbank.com/personal/checking/coin-checking

9

Loan Portfolio

$2,254 $2,943 $3,428 $4,473 $5,138 Q3 21 Q4 21 Q1 22 Q2 22 Q2 22 Unfunded Commitments $ in millions Mortgage Warehouse and PPP Agricultural 11 Loan portfolio: Solid growth that was geographically widespread PPP – Paycheck Protection Program Corporate Banking includes the following units: Corporate CRE, Public Sector Banking, Commercial Finance, Equipment Financing , A sset Based Lending, Institutional Banking and Mortgage Warehouse Total loans at 9/30/22 Total loans at 6/30/22 $(46) $45 $12 $109 $(80) $289 $168 $497 Linked Quarter Loan Growth $ in millions Total Loans RE - Commercial RE - Construction Commercial RE – Single Family +31% +16% Loan Growth by Core Banking Units Linked quarter percent change Metro Banking Community Banking Corporate Banking +9% Loan Portfolio Waterfall $ in millions Consumer & Other +3% +2% +15% +30% Funded loan /advances Paydowns /payoffs +3% 78% variable rate • 73% tied to Prime • 25% tied to SOFR

Loan pipelines: Focused on targeted growth that optimizes capital and disciplined pricing

Commercial Loan Pipeline by Category [(1)]

$ in millions



Opportunity
Proposal
Ready to Close
+5%
$1,180
$285
$408
$487
$1,291
$467
$484
$340
$1,480
$493
$484
$503
$2,314
$619
$929
$766
$2,364
$776
$838
$750
$3,015
$1,114
$1,077
$824
$1,549
$552
$542
$455
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Rate Ready to Close
3.81%
3.77%
3.47%
3.28%
3.43%
4.45%
+139 bps
5.84%

Q3 Highlights – Commercial Loan Pipeline

- As expected, commercial loan pipeline declined on a linked quarter basis given rising interest rate environment, but is up 5% versus a year ago
- Focus is on targeted loan growth that optimizes capital, while maintaining disciplined pricing strategies and prudent underwriting standards
- Commercial loans ready to close ($552M) plus unfunded commitments ($5.1B) represent future growth potential
- Rate ready to close at 5.84%, up +139 bps vs Q2 22

Mortgage Loan Volume

$ in millions



Mortgage Closed Loan Volume
Mortgage Pipeline Volume
$166
$326
$120
$274
$97
$242
$108
$291
$99
$219
$58
$223
$36
$183
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22

Q3 Highlights – Mortgage Loan Volume

- Mortgage originations in Q3 22
  - 84% purchase
  - 16% refinance
- Results consistent with industry trends reflecting current market conditions that have been negatively impacted by rising interest rates, inventory levels, material and labor costs, etc…

(1) Quarterly amounts adjusted for Illinois branches sold in 2021

12

Deposits, Liquidity, Securities, Interest Rate Sensitivity and Capital

Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Noninterest Bearing Interest Bearing Transactions Time Deposits 14 Deposits: Maintaining a disciplined funding strategy while navigating rising rates Source: Average Fed Funds rate based on data from www.macrotrends.net $18.1 $19.4 $19.4 Evolution of Funding Rates Q3 Highlights • Total deposits increased 1 % on a linked quarter basis • Noninterest bearing deposits increased 3 % on a linked quarter basis and now represent 28 . 1 % of total deposits • ~ 78 % of total deposits are noninterest bearing and low - cost transaction accounts • The decline in interest bearing transaction accounts on a linked quarter basis was primarily attributable to two, large commercial deposit customers taking advantage of alternative, higher rate investment opportunities $22.0 $22.1 +3% +1% $664 $(712) $161 $113 Linked Quarter Deposit Growth $ in millions Total Deposits Noninterest Bearing Transaction Accounts Interest Bearing Transaction Accounts Time Deposits 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Interest Bearing Deposits Cost of Deposits Avg Fed Funds Rate Deposit Mix $ in billions

15 Liquidity: Significant sources of liquidity to fund targeted growth Cash and Cash Equivalents + Variable Rate Securities $ in millions Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Cash & Cash Equivalents Variable Rate Securities $1,792 $2,600 $2,577 $3,527 $4,103 $3,606 $3,286 $3,150 $3,132 $2,321 $1,910 Loan to Deposit Ratio 90% 76% 67% 62% 60% 62% 62% 69% 70% Q4 19 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 At September 30, 2022 Par Value Yield (FTE) (1) Effective Duration AFS HTM Fixed Rate Municipal $2,984 3.17% 12.00 37% 63% MBS/CMO 2,937 1.98 4.92 60 40 Treasury/Agency 582 2.34 8.74 17 83 Corporate 471 4.12 4.62 42 58 Other 184 3.36 4.40 50 50 Variable Rate 1,231 2.88 0.20 100 - Total $ 8 , 389 2.71% 6.47 53% 47% Securities Portfolio Summary $ in millions Q3 Highlights • Solid liquidity as cash position returns to more normalized level, aided by variable rate securities • Securities portfolio is expected to generate approximately $ 165 - 180 million in cash flow on a quarterly basis • Cash flows from securities portfolio are expected to help fund future loan growth • Nominal change in effective duration - from 6 . 65 at 6 / 30 / 22 to 6 . 47 at 9 / 30 / 22 – while effective yield + 27 bps • Including $ 1 B matched swap on fixed rate securities, effective duration is 5 . 8 at 9 / 30 / 22 FTE – fully taxable equivalent using an effective tax rate of 26.135% (1) Effective yield of securities portfolio at 9/30/22, excludes AOCI impact of HTM transfers made during Q2 22 Additional Liquidity Sources $ in millions Unpledged securities FHLB borrowing availability Fed Funds lines and Fed Discount Window $3,220 4,985 504 Total at 9.30.22 $8,709

Interest Rate Sensitivity

Balance Sheet Interest Rate Sensitivity

Over the next 12 months (estimated)

Immediate increase in interest rates

Estimated net interest income sensitivity given immediate, parallel shift in interest rates across the yield curve with a static balance sheet



1.14%
2.25%
3.22%
+100 bps
+200 bps
+300 bps

Gradual increase in interest rates

Estimated net interest income sensitivity given gradual, parallel shift in interest rates across the yield curve with a static balance sheet



1.03%
1.90%
2.70%
+100 bps
+200 bps
+300 bps

Assumptions in Estimates

Gradual Hike by FOMC Meeting Dates					
Scenarios	Nov	Dec	Feb	Mar	May
+300 bps	75 bps	75 bps	50 bps	50 bps	50 bps
+200 bps	75 bps	75 bps	50 bps		
+100 bps	75 bps	25 bps			

Loan Portfolio

At September 30, 2022

Fixed vs Variable Rate



56%
44%
Variable Rate Loans
Fixed Rate Loans

Floor Status – Variable Rate Loans



69%
31%
No Floor
Not At Floor

Variable Rate Loans – Rate Reset Date



22%
51%
4%
23%
Daily
Within 3Mo
4 to 12 Mo
Over 12 Mo

Q3 Highlights

- 51% of variable rate loans reprice immediately
- 74% of variable rate loans reprice in less than 3 months
- Variable rate loans at floor reduced to less than 1% of total variable rate loans following latest Fed rate hike
- 78% of unfunded commitments are associated with variable rate loans
- Approximately $1.2 billion principal of fixed rate loans maturing over the next 12 months at a weighted average rate of 4.59%

16

17 Regulatory Capital Position: significantly above “well capitalized” guidelines (1) As of December 31, for each respective year shown above; Q3 22 data as of September 30, 2022 9.8% 10.2% 10.9% 13.4% 13.8% 11.7% 2017 2018 2019 2020 2021 Q3 22 W ELL C APITALIZED 8.0% 9.8% 10.2% 10.9% 13.4% 13.8% 11.7% 2017 2018 2019 2020 2021 Q3 22 11.4% 13.4% 13.7% 16.8% 16.8% 14.1% 2017 2018 2019 2020 2021 Q3 22 9.2% 8.8% 9.6% 9.1% 9.1% 9.2% 2017 2018 2019 2020 2021 Q3 22 W ELL C APITALIZED 5.0% Tier 1 Leverage Ratio (1) CET1 Capital Ratio (1) W ELL C APITALIZED 6.5% Tier 1 Risk - Based Capital Ratio (1) Total Risk - Based Capital Ratio (1) W ELL C APITALIZED 10.0% Proven track record of prudently maintaining regulatory capital levels above “well capitalized” levels, while returning excess capital to shareholders through cash dividends and share repurchase program

$10.1 $93.3 $0.0 $0.0 $20.0 $3.1 $0.0 $51.4 $77.9 $16.1 $50.0 $45.0 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Suspended Plan Precluded due to acquisitions Creating long - term shareholder value while returning excess capital to shareholders (1) Based on October 11, 2022, closing stock price of $22.75 and 2022 cash dividend of $0.76 per share (2) Market conditions and our capital needs will drive the decisions regarding additional, future stock repurchases (3) As of December 31, for each respective year shown above and at the end of the quarter for each respective quarter shown abo ve (4) Non - GAAP measure that management believes aids in the discussion of results. See Appendix for Non - GAAP reconciliation $0.20 $0.22 $0.24 $0.27 $0.29 $0.31 $0.34 $0.37 $0.38 $0.38 $0.38 $0.38 $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.60 $0.64 $0.68 $0.72 $0.76 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 113 consecutive years 30 - 35% targeted payout ratio 3.3% dividend yield (1) Proven Dividend Record Share Repurchase Program (2) • 1.9 million shares repurchased in the quarter under 2022 program authorized by the Board in Jan - 22 • $23.91 weighted average price Q3 Highlights $22.65 $24.33 $26.30 $27.53 $28.82 $26.32 $25.31 $24.87 2017 2018 2019 2020 2021 Q1 22 Q2 22 Q3 22 Book Value Per Common Share (3) +10% $12.34 $14.18 $15.89 $16.56 $17.71 $15.22 $14.07 $13.51 2017 2018 2019 2020 2021 Q1 22 Q2 22 Q3 22 Tangible Book Value Per Common Share (3) (4) +9% Decrease in book value and tangible book value per common share during 2022 attributable to change in unrealized gains (losses) on AFS securities portfolio resulting from drastic fluctuation in interest rates . We believe this to be a temporary condition as losses should accrete to capital through time and as securities mature 18

Credit Quality

Credit Quality: Key credit quality metrics remain at historically low-levels and reflect…

Nonperforming loans / loans (1)



Strategic decision to de-risk certain elements of the loan portfolio through planned run-off of particular acquired non-relationship credits
0.81%
0.67%
0.65%
0.96%
0.57%
0.53%
0.42%
0.37%
Annual
Quarterly
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22

Nonperforming assets / total assets (1)



Annual
Quarterly
0.83%
0.64%
0.55%
0.64%
0.31%
0.29%
0.26%
0.23%
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22

Net charge-offs to average loans (2)



Annual
Quarterly
0.31%
0.21%
0.24%
0.45%
0.13%
0.22%
0.02%
0.00%
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q3 22

Quarterly Trend	9/30/22	6/30/22	Change
NPL / Loans	0.37%	0.42%	(5) bps
Nonperforming Loans (in millions)	$57.8	$63.6	$(5.8)
NPA / Assets	0.23%	0.26%	(3) Bps
Nonperforming Assets (in millions)	$62.5	$70.0	$(7.5)
Past Due 30+ Days / Loans	0.09%	0.11%	(2) bps
Net Charge-offs / Average Loans (2)	0.00%	0.02%	(2) Bps
NPL Coverage Ratio	342%	334%	8 bps
ACL / Loans	1.27%	1.41%	(14) bps



VISA

Simmons Visa®



VISA

Simmons Rewards Visa Signature®



Simmons Bank
FOUNDATION

Simmons Bank Foundation Visa (secured card)

Credit card portfolio net charge-off ratio (2)



1.61%
1.64%
1.86%
1.60%
1.40%
1.39%
1.55%
1.30%
Annual
Quarterly
2017
2018
2019
2020
2021
Q1 22
Q2 22
Q2 22

Key Credit Metrics:

- Average FICO Scores 757
- Balance Weighted Average FICO Score 746
- Line Utilization 21%

… prudent underwriting standards and strategic decision in 2019 to de-risk certain elements of acquired loan portfolios

Source: S&P Global Market Intelligence 2017 – 2021
(1) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respective period
(2) Net charge-offs to average loans for the full-year for each respective year shown above; quarterly annualized data for each respective quarter

20

21 ACL: Reflects improved asset quality metrics and Moody’s economic forecast ACL – Allowance for Credit Losses on Loans (1) ALLL for 2017 – 2019 and ACL 2020 – 2022 (2) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respectiv e p eriod $ in millions ACL ACL / Loans ACL as of 6/30/21 $ 227.2 2.00% Q3 21 Recapture of Provision (19.9) Q3 21 Net Charge - Offs (4.8) ACL as of 9/30/21 $ 202.5 1.87% Q4 21 Recapture of Provision (24.0) Day 2 CECL Provision (Landmark/Triumph) 22.7 Q4 21 Net Charge - Offs (9.3) Day 1 PCD Allowance (Landmark/Triumph) 13.4 ACL as of 12/31/21 $ 205.3 1.71% Q1 22 Recapture of Provision (19.9) Q1 22 Net Charge - Offs (6.5) ACL as of 3/31/22 $ 178.9 1.49% Q2 22 Provision - Day 2 CECL Provision (Spirit) 30.3 Q2 22 Net Charge - Offs (0.7) Day 1 PCD Allowance (Spirit) 4.1 ACL as of 6/30/22 $ 212.6 1.41% Q3 22 Provision (15.9) Q3 22 Net Charge - Offs (0.2) Day 1 PCD Allowance Adjustment (Spirit) 1.1 ACL as of 9/30/22 $ 197.6 1.27% Allowance for Credit Losses on Loans and Loan Coverage Reserve for Unfunded Commitments $ in millions As of 9/30/21 As of 12/31/21 As of 3/31/22 As of 6/30/22 As of 9/30/22 Unfunded Commitments $2,254 $2,943 $3,428 $4,473 $5,138 Reserve $22.4 $22.4 $22.4 $25.9 $41.9 Reserve / Unfunded Balance 1.0% 0.8% 0.7% 0.6% 0.8% ACL METHODOLOGY AS OF 9/30/22: ▪ Qualitative allocation: 0.38% ▪ Quantitative allocation: 0.81% ▪ Moody’s September 2022 scenarios with management’s weighting: Baseline (62%) / S1 (8%) / S2 (30%) ▪ Total credit coverage / total commitments: 1.15% ACL/ALLL (1) / Loans (%) and ACL/ALLL ($) (2) $ in millions $42 $57 $68 $220 $238 $205 $179 $213 $198 0.39% 0.48% 0.46% 1.52% 1.85% 1.71% 1.49% 1.41% 1.27% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 2017 2018 2019 1/1/20 CECL Adoption 2020 2021 Q1 22 Q2 22 Q3 22 $ 15 . 9 M decline in provision expense offset by a $ 16 . 0 M increase in the reserve for unfunded commitments due to increased balances

Key Takeaways

23 Key Takeaways 1 Positive operating leverage in the quarter fueled by organic, balanced revenue growth while operating expenses were well contained, resulting in a significant improvement in the efficiency ratio 2 Capital position provides a strong foundation to support future growth and enhance shareholder value while also prudently returning excess capital through share repurchases and cash dividends 3 Credit quality metrics remain at historical lows and reflects our conservative credit culture and our strategic decision in 2019 to de - risk certain elements of acquired loan portfolios 4 Intently focused on targeted balance sheet growth that optimizes capital, prudently managing spreads and maintaining disciplined loan and deposit pricing strategies

Appendix

25 Breakout: Loan portfolio by Category as of June 30, 2022 as of September 30, 2022 $ in millions Balance $ % of Total Loans Balance $ % of Total Loans Classified $ Nonperforming $ ACL % Unfunded Commitment $ Unfunded Commitment Reserve Total Loan Portfolio Consumer - Credit Card 190 1% 193 1% 1 1 3.7% - Consumer - Other 205 1% 181 1% - - 1.9% 26 Real Estate - Construction 2,083 14% 2,372 15% 5 3 1.6% 3,159 Real Estate - Commercial 7,082 47% 7,250 46% 148 15 1.4% 336 Real Estate - Single - family 2,358 16% 2,467 16% 30 23 0.5% 321 Commercial 2,592 17% 2,512 16% 38 15 1.2% 1,193 PPP 19 - 12 - - - - - Mortgage Warehouse 168 1% 129 1% - - 0.2% - Agriculture 219 1% 264 2% 1 - 0.3% 67 Other 194 1% 227 1% - - 1.6% 35 Total Loan Portfolio 15,110 100% 15,607 100% 222 58 1.27% 5,138 0.8% Loan Concentration : C&D 71% 82% CRE 237% 253% Select Loan Categories (excluding PPP) Retail 1,473 10% 1,480 9% 23 2 2.2% 208 Nursing / Extended Care 341 2% 337 2% - - 1.0% 8 Healthcare 471 3% 493 3% 15 - 1.2% 126 Multifamily 831 6% 883 6% 9 - 0.7% 1,083 Hotel 882 6% 867 6% 87 8 1.7% 44 Restaurant 470 3% 480 3% 3 1 1.8% 24 NOO Office 921 6% 993 6% 5 - 2.4% 126 Energy 55 - 55 - 3 3 3.1% 40

Non-GAAP Reconciliations

$ in thousands, except per share data	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Calculation of Adjusted Earnings					
Net Income	$ 80,574	$ 48,238	$ 65,095	$ 27,454	$ 80,603
Certain items					
Merger related costs	1,401	13,591	1,886	19,133	1,422
Branch right sizing	(3,041)	1,648	909	380	1,235
Day 2 CECL provision	-	22,688	-	33,779	-
Loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Tax effect[1]	429	(9,912)	(731)	(13,928)	(594)
Certain items, net of tax	(1,211)	28,015	2,064	39,364	1,678
Adjusted earnings (non-GAAP)	$ 79,363	$ 76,253	$ 67,159	$ 66,818	$ 82,281
Calculation of Earnings and Adjusted Earnings per Diluted Share					
Net Income	$ 80,574	$ 48,238	$ 65,095	$ 27,454	$ 80,603
Less: Preferred stock dividend	13	8	-	-	-
Earnings available to common shareholders	$ 80,561	$ 48,230	$ 65,095	$ 27,454	$ 80,603
Diluted earnings per share	$ 0.74	$ 0.42	$ 0.58	$ 0.21	$ 0.63
Adjusted earnings (non-GAAP)	$ 79,363	$ 76,253	$ 67,159	$ 66,718	$ 82,281
Less: Preferred stock dividend	13	8	-	-	-
Adjusted earnings available to common shareholders (non-GAAP)	$ 79,350	$ 76,245	$ 67,159	$ 66,718	$ 82,281
Adjusted diluted earnings per share	$ 0.73	$ 0.67	$ 0.59	$ 0.52	$ 0.64

(1) Effective tax rate of 26.135%

26

27 Non - GAAP Reconciliations $ in thousands, except per share data and share count 2017 2018 2019 2020 Calculation of Book Value and Tangible Book Value per Share Total common stockholders' equity $ 2,084,564 $ 2,246,434 $ 2,988,157 $ 2,975,889 Intangible assets: Goodwill (842,651) (845,687) (1,055,520) (1,075,305) Other intangible assets (106,071) (91,334) (127,340) (111,110) Total intangible assets (948,722) (937,021) (1,182,860) (1,186,415) Tangible common stockholders' equity (non - GAAP) $ 1,135,842 $ 1,309,413 $ 1,805,297 $ 1,789,474 Shares of common stock outstanding 92,029,118 92,347,643 113,628,601 108,077,662 Book value per common share $ 22.65 $ 24.33 $ 26.30 $ 27.53 Tangible book value per common share (non - GAAP) $ 12.34 $ 14.18 $ 15.89 $ 16.56 Q3 Q4 Q1 Q2 Q3 $ in thousands, except per share data and share count 2021 2021 2022 2022 2022 Calculation of Book Value and Tangible Book Value per Share Total common stockholders' equity $ 3,029,764 $ 3,248,841 $ 2,961,607 $ 3,259,895 $ 3,157,151 Intangible assets: Goodwill (1,075,305) (1,146,007) (1,147,007) (1,310,528) (1,309,000) Other intangible assets (100,428) (106,235) (102,748) (137,285) (133,059) Total intangible assets (1,175,733) (1,252,242) (1,249,755) (1,447,813) (1,442,059) Tangible common stockholders' equity (non - GAAP) $ 1,854,031 $ 1,996,599 $ 1,711,852 $ 1,812,082 $ 1,715,092 Shares of common stock outstanding 106,603,231 112,715,444 112,505,555 128,787,764 126,943,467 Book value per common share $ 28.42 $ 28.82 $ 26.32 $ 25.31 $ 24.87 Tangible book value per common share (non - GAAP) $ 17.39 $ 17.71 $ 15.22 $ 14.07 $ 13.51

28 Non - GAAP Reconciliations Q3 Q4 Q1 Q2 Q3 $ in thousands 2021 2021 2022 2022 2022 Calculation of Adjusted Noninterest Income Noninterest Income (GAAP) $ 48,550 $ 46,601 $ 42,218 $ 40,178 $ 43,023 Less: Gain (loss) on sales of securities 5,248 (348) (54) (150) (22) Less: Certain Items (non - GAAP) (239) 2 ____ - _(88) _ 320 Adjusted Noninterest Income (non - GAAP) $ 43,541 $ 46,947 $ 42,272 $ 40,416 $ 42,725 Calculation of Adjusted Noninterest Expense Noninterest Expense (GAAP) $ 114,333 $ 141,597 $ 128,417 $ 156,813 $ 138,943 Less: Certain Items (non - GAAP) (1,879) 15,241 _2,795 _ 19,425 _2,592 Adjusted Noninterest Expense (non - GAAP) $ 116,212 $ 126,356 $ 125,622 $ 137,388 $ 136,351 Calculation of Noninterest Expense to Average Assets Average total assets $ 23,255,541 $ 24,698,022 $ 24,826,199 $ 26,769,032 $ 26,868,731 Noninterest expense to average total assets 1.97% 2.29% 2.07% 2.34% 2.07% Adjusted noninterest expense to average assets (non - GAAP) 2.00% 2.05% 2.02% 2.05% 2.03% Calculation of Total Revenue per Employee (FTE) Net Interest Income (GAAP) $ 145,237 $ 153,081 $ 145,606 $ 185,099 $ 193,585 Noninterest Income (GAAP) 48,550 46,601 42,218 40,178 43,023 Total Revenue $ 193,787 $ 199,682 $ 187,824 $ 225,277 $ 236,608 Total Revenue $ 193,787 $ 199,682 $ 187,824 $ 225,277 $ 236,608 Less: gain (loss) on sales of securities 5,248 (348) (54) (150) (22) Less: Certain Items (non - GAAP) (239) 2 - (88) 320 Adjusted Total Revenue $ 188,778 $ 200,028 $ 187,878 $ 225,515 $ 236,310 Employees (FTE) 2,740 2,877 2,893 3,233 3,206 Total Revenue per Employee (FTE) $ 70.73 $ 69.41 $ 64.92 $ 69.68 $ 73.80 Adjusted Total Revenue per Employee (FTE) $ 68.90 $ 69.53 $ 64.94 $ 69.75 $ 73.71 FTE – Full time equivalent

Non-GAAP Reconciliations

$ in thousands	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Calculation of Noninterest Income to Total Revenue					
Total Noninterest Income	$ 48,550	$ 46,601	$ 42,218	$ 40,178	$ 43,023
Less: Gain (loss) on sales of securities	5,248	(348)	(54)	(150)	(22)
Less: Certain Items (non-GAAP)	(239)	2	-	(88)	320
Adjusted Noninterest Income (non-GAAP)	$ 43,541	$ 46,947	$ 42,272	$ 40,416	$ 42,725
Noninterest Income to Total Revenue	25.05%	23.34%	22.48%	17.83%	18.18%
Adjusted Noninterest Income to Adjusted Total Revenue	23.06%	23.47%	22.50%	17.92%	18.08%
Noninterest Income per Employee	$ 17.72	$ 16.20	$ 14.59	$ 12.43	$ 13.42
Adjusted Noninterest Income per Employee (FTE)	$ 15.89	$ 16.32	$ 14.61	$ 12.50	$ 13.33

$ in thousands	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
Calculation of Efficiency Ratio					
Noninterest expense	$ 114,333	$ 141,597	$ 128,417	$ 156,813	$ 138,943
Certain items (non-GAAP)	1,879	(15,241)	(2,795)	(19,425)	(2,592)
Other real estate and foreclosure expense	(339)	(576)	(343)	(142)	(168)
Amortization of intangible assets	(3,331)	(3,486)	(3,486)	(4,096)	(4,225)
Efficiency ratio numerator	$ 112,542	$ 122,294	$ 121,793	$ 133,150	$ 131,958
Net interest income	$ 145,237	$ 153,081	$ 145,606	$ 185,099	$ 193,585
Noninterest income	48,550	46,601	42,218	40,178	43,023
Certain items (non-GAAP)	239	(2)	-	88	(320)
(Gain) loss on sale of securities	(5,248)	348	54	150	22
Fully taxable equivalent adjustment	4,941	5,579	5,602	6,096	6,203
Efficiency ratio denominator	$ 193,719	$ 205,607	$ 193,480	$ 231,611	$ 242,513
Efficiency Ratio	58.10%	59.48%	62.95%	57.49%	54.41%

FTE – full time equivalent
Fully taxable equivalent adjustment using an effective tax rate of 26.135%

29

30 Non - GAAP Reconciliations Q3 Q4 Q1 Q2 Q3 $ in thousands 2021 2021 2022 2022 2022 Calculation of Pre - Provision Net Revenue (PPNR) Net interest income $ 145,237 $ 153,081 $ 145,606 $ 185,099 $ 193,585 Noninterest income 48,550 46,601 42,218 40,178 43,023 Less: Gain (loss) on sale of securities 5,248 (348) (54) (150) (22) Less: Noninterest Expense 114,333 141,597 128,417 156,813 138,943 Pre - Provision Net Revenue $ 74,206 $ 58,433 $ 59,461 $ 68,614 $ 97,687 Calculation of Adjusted Pre - Provision Net Revenue Pre - Provision Net Revenue (PPNR) $ 74,206 $ 58,433 $ 59,461 $ 68,614 $ 97,687 Plus: Merger related costs 1,401 13,591 1,886 19,133 1,422 Plus: Branch right sizing costs (3,041) 1,648 909 380 1,235 Plus : Loss from early retirement of TruPS - - - - 365 Less: Gain on sale of intellectual property - - - - (750) Adjusted Pre - Provision Net Revenue $ 72,566 $ 73,672 $ 62,256 $ 88,127 $ 99,959

31 Non - GAAP Reconciliations Q2 Q3 $ in thousands 2022 2022 Calculation of Net Interest Margin Net Interest Income $ 185,099 $ 193,585 Plus: taxable equivalent adjustment _ 6,096 ________6,203 Net Interest Income – fully taxable equivalent 191,195 199,788 Less: Accretion (9,898) (5,834) Less: PPP interest income _ (1,648) _______(191) Net Interest Income – fully taxable equivalent excluding PPP interest income $ 179,649 $ 193,763 Average Earning Assets $ 23,694,648 $ 23,745,097 Less: PPP loans (average) (43,329) (18,179) Average Earning Assets, excluding PPP loans $ 23,651,319 $ 23,726,918 Net Interest Margin 3.24% 3.34% Net Interest Margin – excluding accretion and PPP interest income 3.05% 3.24% Calculation of Loan Yield Loan interest income (FTE) $ 163,995 $ 187,851 Less: Accretion on acquired loans (8,207) (5,261) Less: PPP interest income _ (1,648) ________(191) Adjusted Loan Interest Income (FTE) $ 154,140 $ 182,399 Average loans $ 14,478,183 $ 15,320,833 Less: PPP loans (average) (43,329) (18,179) $ 14,434,854 $ 15,302,654 Loan yield (FTE) 4.54% 4.86% Loan yield (FTE) – excluding accretion and PPP interest income 4.28% 4.73% FTE – fully taxable equivalent using an effective tax rate of 26.135%

Nasdaq: SFNC 3 rd Quarter 2022 Earnings Presentation Contents 3 Q3 Highlights 4 Q3 Results Overview 10 Loans 13 Deposits, Liquidity, Securities, Interest Rate Sensitivity & Capital 19 Credit Quality 22 Key Takeaways 24 Appendix